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Exhibit 21

Subsidiaries of Registrant

Name & Address	Year & State Inc.	Date and % of Voting Shares, Partnership Interests, Voting Trust Certificates, Capital Contributions	Description of Activity
Home Federal Savings Bank 101 North Broadway Spring Valley, MN 55975	1934 Federal Charter	6/29/94 HMN owns 100% of voting shares	Federally Chartered Stock Savings Bank
Osterud Insurance Agency, Inc. 101 North Broadway Spring Valley, MN 55975	1983 MN	Bank owns 100%	Offers credit life and annuity products to the Bank's customers and others
Home Federal Mortgage Services, LLC(1) 7101 Northland Circle, Suite 200 Brooklyn Park, MN 55428	2000 DE	1/31/01 Bank owns 51% of voting shares	Mortgage Banking/ Brokerage Office
Security Finance Corporation 101 North Broadway Spring Valley, MN 55975	1929 MN	12/29/95 HMN owns 100% of voting shares	Corporation invests in securities and loans

(1)
On January 23, 2001 the HMN sold 100% of HMN Mortgage Services, Inc. to the Bank. On January 31, 2001 the Bank merged HMN Mortgage Services, Inc. into Home Federal Mortgage Services LLC.

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  Exhibit 21
Subsidiaries of Registrant